AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT to the Consulting Agreement entered into on August __, 2011 (“Original Agreement”) whereby RADIENT PHARMACEUTICALS CORPORATION, a Delaware corporation having its principal place of business at 2492 Walnut Avenue, Suite 100, Tustin, CA 92780-7039, its subsidiaries and affiliates (“The Company”) retained BRIGHTON CAPITAL, LTD., a California corporation with its principal offices at 1875 Century Park East, Suite, 700, Los Angeles, CA 90067 (“Brighton”), to render strategic advisory services as defined in the Original Agreement, is hereby made in order to amend Section 2of the Original Agreement with regard to Brighton’s Compensation.

In consideration for the mutual premises herein, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following amendment to Section 2:

(f) Brighton shall receive an additional 100,000,000 common shares of the Company, in addition to the Compensation previously agreed to in the Original Agreement. 50% of these shares shall be issued immediately and 50% shall be issued in equal installments over the next twelve (12) months.

(g) The Company shall immediately issue the shares due and owing from the Original Agreement. All shares shall be deemed fully vested.

(h) The shares described above shall be subject to the anticipated reverse split(s), will not be registered and are only available for sale under rule 144 (6-month hold).

By signing this Amendment, the Agreement shall hereby be extended for 12 months beginning November 1, 2011 through October 31, 2012.

Except as otherwise set forth herein, all terms and conditions in the Original Agreement shall remain in full force and effect and this Amendment shall not change or modify the Original Agreement other than described above.

The parties have caused this Amendment to be executed by their duly authorized representatives as of the date written above.

Dated: November 21, 2011

Amendment terms accepted by:

Radient Pharmaceuticals Corporation	Brighton Capital, Ltd.

By:	By:

Name:	Douglas C. MacLellan	Name: Jeffrey B. Wolin
Title:	Chief Executive Officer	Title:President